As filed with the Securities and Exchange Commission on October 15, 1999
                                                    Registration No. 333-00118
==============================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              ---------------


                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                              ---------------


                              NTL INCORPORATED
           (Exact name of registrant as specified in its charter)

             DELAWARE                                    13-405-1921
(State of other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                     Identification Number)

                            110 East 59th Street
                          New York, New York 10022
                               (212) 906-8440
 (address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                    NTL
                          Richard J. Lubasch, Esq.
                         Executive Vice President,
                       General Counsel and Secretary
                            110 East 59th Street
                          New York, New York 10022
                               (212) 906-8440
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ---------------


                                 COPIES TO:

                          Thomas H. Kennedy, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                          New York, New York 10021

                              ---------------


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement has been declared effective.

                              ---------------

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
|X|
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box an list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                              ---------------


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                  POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

      This post-effective amendment No. 1 to Registration Statement on Form S-3 (No. 333-00118) of the registrant's predecessor company, International CableTel Incorporated, is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended, to reflect the adoption by NTL Incorporated, a Delaware corporation, of a holding company form of organizational structure. The holding company organizational structure was effected pursuant to an agreement and plan of merger among NTL, NTL Communications Corp., a Delaware corporation ("Holdco") and NTL Mergerco, Inc., a Delaware corporation and wholly-owned subsidiary of Holdco. The merger agreement provides for, among other things, the merger of NTL Mergerco, Inc. with and into NTL, with NTL continuing as the surviving corporation. Pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, stockholder approval of the merger was not required.

      As a result of the merger, which was consummated on April 1, 1999, NTL became a direct wholly-owned subsidiary of Holdco. Immediately following the merger, Holdco changed its name to NTL Incorporated and retained the same trading symbols of NTL: NTLI (NASDAQ) and NTLI.ED (ESDAQ).

      Holdco, renamed NTL Incorporated, is the successor issuer to NTL.

      Each share of common stock, par value $.01 per share, of NTL issued and outstanding was converted into and exchanged for one share of common stock, par value $.01 per share, of Holdco including an associated right to purchase series A junior participating preferred stock of Holdco. Additionally, the following conversions were effected pursuant to the terms of the merger agreement:

      . each share of 13% series A preferred stock issued and outstanding of NTL was converted into one share of 13% series A preferred stock of Holdco;

      . each share of 13% series B preferred stock issued and outstanding of NTL was converted into one share of 13% series B preferred stock of Holdco;

      . each share of 9.9% series A preferred stock issued and outstanding of NTL was converted into one share of 9.9% series A preferred stock of Holdco;

      . each share of 9.9% series B preferred stock issued and outstanding of NTL was converted into one share of 9.9% series B preferred stock of Holdco;

      . each share of 5 1/4% series A preferred stock issued and outstanding of NTL was converted into one share of 5 1/4% series A preferred stock of Holdco;

      . each share of 5 1/4% series B preferred stock issued and outstanding of NTL was converted into one share of 5 1/4% series B preferred stock of Holdco.

      Holdco also assumed NTL's obligations with respect to the conversion rights of holders of 7% convertible subordinated notes due 2008 of NTL. The conversion privileges of such holder of the 7% convertible subordinated notes due 2008 which entitled such holder to shares of common stock of NTL were amended to entitle such holder to a corresponding number of shares of common stock of Holdco.

      As a result of the merger, each outstanding employee stock option and warrant to purchase shares of NTL's common stock granted under any employee stock option or compensation plan or arrangement of NTL was converted into an option to purchase one share of Holdco's common stock in accordance with the provisions of such employee stock option or compensation plan or arrangement or warrant agreement.

      In accordance with paragraph (d) of Rule 414 under the Securities Act, Holdco, renamed NTL Incorporated, hereby expressly adopts this registration statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

      The applicable registration fees were paid at the time of the original filing of this registration statement.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of October 1999.

                              NTL INCORPORATED


                              By:   /s/  Richard J. Lubasch
                                   ------------------------------------------
                                   Name:   Richard J. Lubasch
                                   Title:  Executive Vice President,
                                           General Counsel and Secretary


      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities indicated with respect to NTL Incorporated, on this 15th day of October, 1999.

           Signature                                Title
           ---------                                -----

/s/ George S. Blumenthal                  Chairman of the Board, Treasurer
---------------------------               and Director
    George S. Blumenthal


/s/ J. Barclay Knapp                      President, Chief Executive Officer
---------------------------               and Director
    J. Barclay Knapp


/s/ John Gregg                            Senior Vice President and Chief
---------------------------               Financial Officer
    John Gregg


/s/ Gregg Gorelick                        Vice President-Controller and Chief
---------------------------               Accounting Officer
    Gregg Gorelick


/s/ Robert T. Goad                        Director
---------------------------
    Robert T. Goad


/s/ Sidney R. Knafel                      Director
---------------------------
    Sidney R. Knafel


/s/ Ted H. McCourtney                     Director
---------------------------
    Ted H. McCourtney


/s/ Del Mintz                             Director
---------------------------
    Del Mintz


/s/ Alan J. Patricof                      Director
---------------------------
    Alan J. Patricof


/s/ Warren Potash                         Director
---------------------------
    Warren Potash


                                          Director
----------------------------
     Jean-Louis Vinciguerra


 /s/ Michael Willner                      Director
----------------------------
     Michael Willner